Exhibit 23.1



                  Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference our reports included herein or incorporated by reference in this Form 10-K, into McMoRan Exploration Co.'s previously filed Registration Statements on Form S-4 (File No. 333-61171), on Form S-8 (File Nos. 333-67485 and 333-67963) and on Form 8-A (File No. 001-07791) and into McMoRan Oil & Gas Co.'s previously filed Registration Statements on Form S-8
(File Nos.33-82866, 33-80369, 33-80371, 333-44561 and 333-52469).


                                     /s/ Arthur Andersen LLP


New Orleans, Louisiana
March 24, 1999